EXHIBIT 4.1

UNLESS THIS SECURITY (AS DEFINED HEREIN) IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") TO THE COMPANY (AS DEFINED HEREIN) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY AMOUNT PAYABLE THEREUNDER IS MADE PAYABLE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR CERTIFICATED SECURITIES REGISTERED IN THE NAMES OF THE VARIOUS BENEFICIAL HOLDERS HEREOF AS THEN CERTIFIED TO THE COMPANY BY THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

WASHINGTON MUTUAL, INC.

FLOATING RATE NOTES DUE NOVEMBER 3, 2005

No. 1	$400,000,000
CUSIP: 939322 AJ 2

        WASHINGTON MUTUAL, INC., a Washington corporation (hereinafter called the "Company," which term shall refer to such Company until a successor corporation shall have become such pursuant to the provisions of the Indenture referred to herein and thereafter "Company" shall mean such successor corporation), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of FOUR HUNDRED MILLION ($400,000,000) on November 3, 2005, and to and to pay interest thereon at the rate of 1.4325% per annum (the "Initial Interest Rate") from and including November 3, 2003 (the "Original Issue Date") to but excluding February 3, 2004 and thereafter at a rate per annum equal to LIBOR (as defined below) plus 0.27% per annum until the principal hereof is paid or duly made available for payment, quarterly in arrears on February 3, May 3, August 3 and November 3 of each year (each such date, an "Interest Payment Date"), commencing on February 3, 2004, and on the Maturity Date.  Interest will be computed based on an actual/360 day count basis.  Interest payments for this Security shall include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the Interest Payment Date or Maturity Date (except as described below), as the case may be.

        If any Interest Payment Date, other than the Maturity Date, falls on a day that is not a Business Day (as defined below), the interest payment shall be postponed to the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment of interest and principal on this Security shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date.

        The rate of interest on this Security shall be reset quarterly (the "Interest Reset Period," and the first day of each Interest Reset Period being an "Interest Reset Date"). The Interest Reset Dates shall be February 1, May 1, August 1 and November 1 of each year; provided that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date shall be the Initial Interest Rate.  If any Interest Reset Date falls on a day that is not a Business Day (as defined below), the Interest Reset Date shall be postponed to the next day that is a Business Day, except if that Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the next preceding Business Day.

        As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

        The Bank of New York is the "Calculation Agent" for this Security. Upon the request of the Holder of this Security, the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate that shall become effective on the next Interest Reset Date.

            The Calculation Agent shall determine the Initial Interest Rate on the second London banking day preceding the Original Issue Date and interest rate for each succeeding Interest Reset Period by reference to LIBOR on the second London banking day preceding the applicable Interest Reset Date (each such day, an "Interest Determination Date"). "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

            "LIBOR" shall be determined by the Calculation Agent as follows:

            (i)  As of each Interest Determination Date, LIBOR shall be the rate for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, that appears on Page 3750, or any successor page, on Moneyline Telerate Inc., or any successor service, at approximately 11:00 a.m., London time, on such Interest Determination Date.

            (ii)  If no rate so appears, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent after consultation with the Issuer, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on such Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR shall be determined for the related Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Reset Date, by three major banks in New York City, as selected by the Calculation Agent after consultation with the Issuer, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the related Interest Reset Date, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the

 Calculation Agent are not quoting as set forth above, LIBOR for such Interest Determination Date shall remain LIBOR for the immediately preceding Interest Reset Period, or, if there was no such Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

        Accrued interest on this Security shall be calculated by multiplying the principal amount hereof by an accrued interest factor. The accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date, or if none, the Initial Interest Rate. All percentages used in or resulting from any calculation of the rate of interest on this Registered Global Security shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with .000005% rounded up to .00001%), and all U.S. dollar amounts used in or resulting from these calculations shall be rounded to the nearest cent (with one-half cent rounded upward).

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be (in each case whether or not a Business Day) the January 19, April 18, July 19 and October 19, as the case may be, next preceding such Interest Payment Date.  Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        Payment of the principal of (and premium, if any, on) and interest, if any, on this Security will be made at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, in The City of New York, or at such other office or agency that the Company will maintain for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        This security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 10, 1999, between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee or trustees under the Indenture) as supplemented by a First Supplemental Indenture dated August 1, 2002 and a second Supplemental Indenture dated November 20, 2002 (herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $400,000,000.

        Each Holder of the Securities, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture. The Securities may not be redeemed by the Company prior to maturity.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared immediately due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (acting as one class).  The Indenture also provides that, regarding the Securities of any series, the Holders of not less than a Majority in principal amount of the Securities at the time outstanding of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As provided in the Indenture, the Company shall be discharged from its obligations with respect to the Securities of any series when (1) with respect to all Outstanding Securities of such series, the Company has irrevocably deposited or caused to be deposited with the Trustee as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount as will, or (ii) U.S. Government Obligations as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, or (iii) a combination of (i) and (ii) as will (in a written opinion with respect to (ii) or (iii) of independent public accountants delivered to the Trustee), be sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest, if any, to the Stated Maturity; and (2) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities of such series; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all such conditions precedent have been complied with; and (4) the Company has delivered to the Trustee (i) a ruling directed to the Company and the Trustee from the United States Internal Revenue Service to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result thereof and will be subject to Federal income tax as if such option had not been exercised or (ii) an opinion of Counsel to the same effect and based upon a change in law.

        No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture provided; subject, however, to the provisions for the discharge of the Company from its obligations under the Securities upon satisfaction of the conditions set forth in the preceding paragraph or in the Indenture.

        As provided in the Indenture, upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with the provisions of the Indenture, the successor corporation formed by such consolidation or into which the predecessor corporation is merged or to which such conveyance, transfer or lease is made shall be substituted for the predecessor corporation with the same effect as if such successor corporation had been named as the Company.  Thereafter the predecessor corporation shall be relieved of the performance and observance of all obligations and covenants of the Indenture and the Securities, including but not limited to the obligation to make payment of the principal of (and premium, if any, on) and interest, if any, on all the Securities then Outstanding, and, in the event of any such conveyance, transfer or lease, may be liquidated and dissolved.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, when duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any larger amount that is an integral multiple of $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of a different authorized denomination, upon surrender of the Securities to be exchanged at any such office or agency as described above.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        As provided in the Indenture, no recourse shall be had for the payment of the principal of (or premium, if any, on) or the interest, if any, on this Security, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement of the Company in the Indenture, against any incorporator, direct or indirect stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation (either directly or through the Company or any such successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all liability, if any, of that character against every such incorporator, stockholder, officer and director being by the acceptance hereof, and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

        The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

        All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and attested.

WASHINGTON MUTUAL, INC.

By:
Name: Thomas W. Casey
Title: Chief Financial Officer

Attest:

By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities of the series designated and issued under the within mentioned Indenture.

        Dated:  November 3, 2003

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -    as tenants in common
TEN ENT -      as tenants by the entireties with right of survivorship and not as tenants in common
JT TEN -         as joint tenants with right of survivorship and not as
                         tenants in common

UNIF GIFT MIN ACT ________________ Custodian (Cust) ------------------------------------ (Minor) Under Uniform Gifts to Minor Act ------------------------------------ (State)

Additional abbreviations may also be used though not in the above list.

-----------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to
INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Security of Washington Mutual, Inc., and irrevocably constitutes and appoints                                                                                                           to transfer said Security
on the books of the within named Company, with full power of substitution in the premises.

Dated: ___________

The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement, or any change whatsoever.

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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